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                                  EXHIBIT 22.1

Name of Subsidiary                         State of Incorporation
------------------                         ----------------------
Del-Prime, Inc.                            Delaware

Del-Prime Investments, Inc.                Delaware

Prime Abstract, Inc.                       Delaware

6524 Service Corporation                   Pennsylvania

723 Service Corporation                    Pennsylvania

NEFA Corporation                           Pennsylvania

Prime Financial, Inc.                      Pennsylvania

Rowland Service Corporation                Pennsylvania